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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan for Officers and Key Employees, as amended and the Amended and Restated 1996 Non-Officer Directors Stock Option Plan, as amended of PacifiCare Health Systems, Inc. of our report dated February 3, 2000 with respect to the consolidated financial statements and schedule of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            ERNST & YOUNG LLP

Irvine, California
October 30, 2000